EXHIBIT 10.12

AFG HOLDINGS AMENDED AND RESTATED 2017 EQUITY AND PERFORMANCE

INCENTIVE PLAN

ARTICLE I

ESTABLISHMENT AND PURPOSE; ADMINISTRATION

1.1 Establishment. AFG Holdings, Inc., a Delaware corporation (the “Company”), hereby establishes a stock incentive plan to be known as the “AFG Holdings Equity and Performance Incentive Plan” (the “Plan”). The Plan shall become effective as of the date (the “Effective Date”) of its adoption by the Company’s board of directors (the “Board”) on such date.

1.2 Purpose. The Plan is intended to promote the long-term growth and profitability of the Company and its Subsidiaries by providing those persons who are or will be involved in the Company’s and any of its Subsidiaries’ growth with an opportunity to acquire an ownership interest in the Company, thereby encouraging such persons to contribute to and participate in the success of the Company and its Subsidiaries. Under the Plan, the Company may make Awards to such present and future officers, directors, employees, consultants and advisors of the Company or its Subsidiaries as may be selected in the sole discretion of the Board (collectively, the “Participants”).

1.3 Administration. The Board shall have the power and authority to prescribe, amend and rescind rules and procedures governing the administration of the Plan, including, but not limited to, the full power and authority: (a) to interpret the terms of the Plan, the terms of any Awards made under the Plan, and the rules and procedures established by the Board governing any such Awards, (b) to determine the rights of any person under the Plan, or the meaning of requirements imposed by the terms of the Plan or any rule or procedure established by the Board, (c) to select the Participants to receive Awards under the Plan, (d) to set the exercise price of any Awards granted under the Plan, (e) to establish performance and vesting standards, (f) to impose such limitations, restrictions and conditions upon such Awards as it shall deem appropriate, (g) to adopt, amend, and rescind administrative guidelines and other rules and regulations relating to the Plan, (h) to correct any defect or omission or reconcile any inconsistency in the Plan, (i) adopt procedures regarding the exercise of Awards, including establishing “black out” or other periods during which Awards may not be exercised, and (j) to make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan, subject to such limitations as may be imposed by the Code or other applicable law. Each action of the Board (including each determination of the Board) shall be final, binding and conclusive on all persons. The Board may, to the extent permissible by law, delegate any of its authority hereunder to any duly authorized committee of the Board or any other persons as it deems appropriate.

ARTICLE II

DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made (including any investment fund the primary investment advisor to which is such Person or an Affiliate thereof). For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Spread” of any Award as of any particular date means (a) the aggregate Market Value per Share for which such Award is exercisable, minus (b) the aggregate exercise price payable by the holder of such Award in order to acquire such securities.

“Awards” means Options.

“Award Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions, and limitations applicable to an Award; provided that, unless expressly set forth in an Award Agreement and approved by the Board, all Award Agreements shall be deemed to include all of the terms and conditions of the Plan.

“Business” means, at any particular time, means the business of providing technology, services, and fully-integrated manufacturing capabilities to the oil and gas, general industrial, aerospace, and power generation industries, as further described in any and all manufacturing, marketing and sales manuals and materials and/or websites of the Company, as the same may be altered, amended, supplemented or otherwise changed from time to time.

“Cause” shall mean any of the following: (a) the willful and continued failure of the Participant diligently to perform the Participant’s duties with the Company or any of its Subsidiaries (other than any failure due to physical or mental incapacity) ten (10) days after written notice of such failure has been given to the Participant by the Company or any of its Affiliates, (b) gross negligence or willful misconduct by the Participant which causes material injury, monetary or otherwise, to the Company or any of its Affiliates, (c) the Participant’s indictment for, or conviction or entry of a plea of guilty or nolo contendere to (i) any felony or (ii) any crime (whether or not a felony) involving moral turpitude, fraud, theft, breach of trust or other similar acts that has a substantial and adverse effect on the Participant’s qualifications or ability to perform the Participant’s duties, (d) intentional action by the Participant which the Participant knows would not comply with the laws of the United States or any other jurisdiction applicable to the Participant’s actions on behalf of the Company or any of its Subsidiaries, including specifically, without limitation, the United States Foreign Corrupt Practices Act, generally codified in 15 U.S.C. 78 (the “FPCA”), as the FCPA may hereafter be amended, and/or its successor statutes, or (e) the Participant’s use of illegal drugs or habitual drunkenness.

“Change of Control” means (a) the consummation of a transaction, whether in a single transaction or in a series of transactions, with an independent third party or a group of independent third parties pursuant to which such party or parties (i) acquire (whether by merger, consolidation, or transfer or issuance of equity interests or otherwise) equity interests of the Company (or any surviving or resulting company) possessing the voting power to elect a majority of the Board of the Company (or such surviving or resulting company) or (ii) acquire assets constituting all or substantially all of the assets of the Company and its subsidiaries (as determined on a consolidated basis), or (b) the consummation of a transaction whereby any combination of Permitted Holders sells or transfers, whether in a single transaction or in a series of transactions, to an independent third party or a group of independent third parties, pursuant to which such party or parties acquire equity interests of the Company representing, directly or indirectly, in the aggregate greater than 50% of the ordinary voting power represented by the issued and outstanding equity of the Company held by the Permitted Holders in the aggregate as of the date hereof.

“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.

“Common Stock” shall mean the shares of common stock, par value $0.01 per share, of the Company, or, in the event that the outstanding shares of common stock are hereafter recapitalized, converted into or exchanged for different stock or securities of the Company or its Affiliates, such other stock or securities.

“Competitor” means a Person or any Affiliate of such Person, which is determined in good faith by the members of the Board to be a competitor directly or indirectly with the Company or any of its Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time and any successor statute thereto and the rules promulgated thereunder.

“IPO Stockholders Agreement” means the Stockholders Agreement between the Company and certain of its stockholders, to be entered into in connection with the Company’s initial Public Offering, as the same may be amended from time to time.

“Lock-Up Period” means the period of time (not to exceed 180 days) following the effective date of a registration statement of the Company filed under the Securities Act during which transfer restrictions are imposed on certain holders of Common Stock at the request of the lead underwriter of any Public Offering.

“Market Value per Share,” or means the value per share of Common Stock as determined by the Board in good faith, taking into account customary relevant factors (e.g., EBITDA, current financial multiples, etc.) in accordance with applicable law (including applicable tax rules).

“Options” means options granted pursuant to Article IV.

“Option Shares” means, for any Participant, any Common Stock issued to such Participant upon exercise of any Award granted hereunder. For all purposes of the Plan, Option Shares will continue to be Option Shares in the hands of any holder (including any permitted transferee) except for the Company, any designee and purchasers pursuant to a Public Sale, and each such other holder of Option Shares will succeed to all rights and obligations attributable to such Participant as a holder of Option Shares hereunder. Option Shares will also include shares of the capital stock issued with respect to Option Shares by way of a merger, stock split, stock dividend or other recapitalization.

“Original Value” for each share of Option Shares which is originally issued upon the exercise of any Option will be equal to the exercise price paid by the Participant in cash for such share of Option Shares as proportionally adjusted for all mergers, stock splits, stock dividends, and other recapitalizations affecting the Option Shares subsequent to the Effective Date.

“Permanent Disability” means that the Participant, because of accident, disability or physical or mental illness, is incapable of performing the Participant’s duties to the Company or any Subsidiary, as determined by the Board. Notwithstanding the foregoing, the Participant will be deemed to have become incapable of performing the Participant’s duties to the Company or any Subsidiary, if, and only if, the Participant is incapable of so doing for (a) a continuous period of 90 days and remains so incapable at the end of such 90 day period or (b) periods amounting in the aggregate to 180 days within any one period of 365 days and remains so incapable at the end of such aggregate period of 180 days.

“Permitted Holders” means (a) any Person (i) owning Equity Interests in the Company as of September 11, 2017 and (ii) having appointed at least one member of the Board of the Company serving in such capacity as of September 11, 2017, and (b) such Person’s Affiliates.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a government or any branch, department, agency, political subdivision or official thereof.

“Public Offering” means any sale, in an underwritten public offering registered under the Securities Act, of equity securities of the Company or any of its Subsidiaries (or, in each case, any corporate successor thereto); provided that the following shall not be considered a Public Offering: (a) any issuance of common equity securities as consideration for a merger or acquisition and (b) any issuance of common equity securities or rights to acquire common equity securities to employees, managers or consultants of or to the Company or its Subsidiaries as part of an incentive or compensation plan.

“Public Sale” means any sale pursuant to a registered public offering under the Securities Act or any sale to the public through a broker, dealer or market maker pursuant to Rule 144 promulgated under the Securities Act.

“Realized Net Equity Value” means the product of (a) the number of shares of Common Stock outstanding at the time of determination on a fully diluted basis (using the treasury share method for options and warrants) and (b) the price per share received by the Permitted Holders in connection with the transfer or sale of such Permitted Holders’ shares as reported monthly to the Company pursuant to the IPO Stockholders Agreement; provided that for calculations made in connection with the lapsing of Vesting Restrictions in Sections 4.4(c)(ii), 4.4(c)(iii) and 4.4(d), the price per share in (b) shall be calculated in a manner that assumes the Permitted Holders’ sold all of their remaining shares at a price equal to the VWAP.

“SPAC Transaction” means a transaction (whether by merger, consolidation, or transfer or issuance of equity interests or otherwise) whereby a special purpose acquisition company acquires equity interests of the Company (or any surviving or resulting company).

“Securities Act” means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future law.

“Stockholders Agreement” Stockholders Agreement between the Company and certain of its stockholders, dated June 8, 2017, as the same may be amended from time to time.

“Subsidiary” means, with respect to any Person, any corporation or other entity, whether incorporated or unincorporated, (a) of which such Person or any other Subsidiary of such Person is a general partner (excluding partnerships, the general partnership interests of which held by such Person or any Subsidiary of such Person do not have a majority of the voting interests in such partnership) or (b) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other entity is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

“Termination Date” means the earliest date on which a Participant is no longer employed by and no longer provides services to the Company or its Subsidiaries for any reason. For the avoidance of doubt, a Participant’s Termination Date shall be considered to be the last date of the Participant’s actual and active employment or service with the Company and its Subsidiaries, whether such day is selected by agreement with Participant or unilaterally by the Company and its Subsidiaries and whether advance notice is or is not given to Participant. No period of notice that is or ought to have been given under applicable law in respect of the termination of employment will be taken into account in determining entitlement under the Plan. Furthermore, a Participant who goes on a leave of absence approved by the Company or one of its Subsidiaries shall not be deemed to have ceased the Participant’s employment or service with the Company and its Subsidiaries during the period of such approved leave; provided that, the time vesting of such Participant’s Options under Section 4.3 shall be suspended during the period of such leave, except to the extent required by applicable law.

“Transfer” means any direct or indirect sale, transfer, assignment, pledge, encumbrance or other disposition (whether with or without consideration and whether voluntarily, involuntarily or by operation of law, including to the Company or any of its Subsidiaries) of any interest.

“VWAP” means the volume-weighted average price of the Company’s publicly-traded securities over the 90 consecutive trading days prior to the date of determination.

ARTICLE III

AWARDS AND ELIGIBILITY

3.1 Awards. Awards under the Plan shall be granted in the form of non-qualified stock options as described in Article IV. For the avoidance of doubt, no Awards shall be an incentive stock option within the meaning of Section 422(a) of the Code or any successor provision. Each Award shall be evidenced by a written Award Agreement containing such restrictions, terms, and conditions, if any, as the Board may require; provided that, except as otherwise expressly provided in an Award Agreement, if there is any conflict between any provision of the Plan and an Award Agreement, the provisions of the Plan shall govern.

3.2 Maximum Shares Available. An aggregate of no more than 1,269,841 shares of Common Stock shall be reserved for issuance with respect to Options. All Awards shall be subject to adjustment by the Board as follows. In the event of any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or similar change in the Common Stock, the Board shall make such changes in the number and type of shares of Common Stock covered by outstanding Awards and the terms thereof as the Board determines are necessary to prevent dilution or enlargement of rights or opportunities of the Participants under the Plan (including, without limitation and for the avoidance of doubt, the Net Equity Value (as defined in the applicable Award Agreement) thresholds applicable to Options). In addition, if there shall occur any change in the capital structure or the business of the Company other than those set forth in the immediately preceding sentence, including by reason of any extraordinary dividend (whether cash or stock), any conversion, any adjustment, any issuance of any class of securities convertible or exercisable into, or exercisable for, any class of stock, or any sale or transfer of all or substantially all of the Company’s assets or business, then the Board, in its sole discretion, may adjust any Award and make such other adjustments to the Plan as the Board determines are necessary to prevent dilution or enlargement of rights of the Participants under the Plan. Without limiting the generality of the foregoing, in the event of any such transaction, the Board shall have the power to make such changes as it deems appropriate in the number and type of shares covered by outstanding Awards, the prices specified therein, and the securities or other property to be received upon exercise (which may include providing for cash payment (or no consideration) in exchange for cancellation of outstanding Awards). If any Options expire unexercised or unpaid or are canceled, terminated or forfeited in any manner without the issuance of Common Stock or payment thereunder, the shares with respect to which such Options were granted shall again be available under the Plan, subject to the foregoing maximum amounts. Shares of Common Stock to be issued upon exercise of Awards may be either authorized and unissued shares, treasury shares or a combination thereof, as the Board shall determine.

3.3 Eligibility. The Board may, from time to time, select the Participants who shall be eligible to participate in the Plan and the Awards to be made to each such Participant. The Board may consider any factors it deems relevant in selecting the Participants and in making Awards to such Participants. The Board’s determinations under the Plan (including determinations of which persons are to receive Awards and in what amount) need not be uniform and may be made by it selectively among persons who are eligible to receive Awards under the Plan.

3.4 No Right to Continued Employment or Service. Nothing in the Plan or in any Award Agreement, as applicable, shall confer on any Participant any right to continue in the employment of, or to continue to provide services to, the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries to terminate such Participant’s employment or service at any time for any or no reason or to continue such Participant’s present (or any other) rate of compensation.

3.5 Securities Laws. The Plan has been instituted by the Company to provide certain compensatory incentives to the Participants and is intended to qualify for an exemption from the registration requirements under (a) the Securities Act pursuant to Rule 701 promulgated under the Securities Act and (b) applicable state securities laws.

ARTICLE IV

OPTIONS

4.1 Options. The Board shall have the right and power to grant to any Participant, at any time prior to the termination of the Plan, Options in such quantity, at such price, on such terms and subject to such conditions as are consistent with the Plan and established by the Board. Options granted under the Plan shall be in the form described in this Article IV, or in such other form or forms as the Board may determine, and shall be subject to such additional terms and conditions and evidenced by Award Agreements, as shall be determined from time to time by the Board.

4.2 Exercise Price. Options granted under the Plan will have an exercise price equal to or greater than the grant date Market Value per Share.

4.3 Vesting of Options. All Options shall be subject to vesting in accordance with the provisions of an Award Agreement or a Participant’s written agreement with the Company or any of its Subsidiaries entered into after the Effective Date. Options shall be exercisable only to the extent that they are vested. In addition to the other requirements set forth in this Section 4.3, unless otherwise set forth in an Award Agreement or a Participant’s written agreement with the Company or any of its Subsidiaries entered into after the Effective Date, Options shall vest only so long as a Participant remains employed by or continues to provide services to the Company or one of its Subsidiaries.

4.4 Initial Public Offering or SPAC Transaction. Unless otherwise specifically set forth in an Award Agreement, in the event of an initial Public Offering or SPAC Transaction of the Company or any of its Subsidiaries or any successor to any of them any then-outstanding Options will be treated in accordance with this Section 4.4.

(a) All Options subject solely to time-based vesting conditions (the “Time Vesting Options”) will continue to vest according to the applicable time-based vesting schedule set forth in an Award Agreement, except that the time-based vesting schedule shall begin on the date of the initial Public Offering with vesting occurring on each of the first four (4) anniversaries of the date of the initial Public Offering; provided that, all Time Vesting Options shall be subject to accelerated vesting and vest once the Vesting Restrictions set forth in Section 4.4(c)(iii) below are satisfied.

(b) All Options, the vesting of which is determined with reference to the Net Equity Value (as defined in the applicable Award Agreement) upon the occurrence of a Change of Control (the “Performance Vesting Options”), shall, effective as of the date of the initial Public Offering or SPAC Transaction, as applicable, vest with respect to a portion of the Options as set forth in an Award Agreement if (x) the Realized Net Equity Value exceeds the applicable Net Equity Value vesting threshold set forth in an Award Agreement and (y) the Vesting Restrictions in Section 4.4(c) below with respect to the Options have lapsed; provided that, and for the avoidance of doubt, if the condition in (x) of this paragraph is not satisfied at any time that the Vesting Restrictions lapse, such options that would have vested if the condition in (x) was satisfied at such time shall not vest and will be cancelled or expired.

(c) Following the initial Public Offering or SPAC Transaction, as applicable, the Performance Vesting Options, as set forth in Section 4.4(b) above, will be subject to vesting restrictions (the “Vesting Restrictions”) that will lapse as follows:

(i) after the Permitted Holders, in the aggregate, have transferred 40% or more of their equity interests relative to the number of equity interests owned by the Permitted Holders, in the aggregate, immediately prior to such initial Public Offering or SPAC Transaction, the Vesting Restrictions applicable to a Participant’s Option Shares will lapse in 5% increments in the same proportion as the Permitted Holders, in the aggregate, have transferred their equity interests relative to the number of equity interests owned by the Permitted Holders, in the aggregate, immediately after such initial Public Offering or SPAC Transaction and such transfer of 40% or more of their equity interests referenced in this clause (i), as applicable;

(ii) the Vesting Restrictions applicable to a Participant’s Option Shares will lapse 100% on the fourth anniversary of the initial Public Offering or SPAC Transaction, as applicable; and

(iii) after the Permitted Holders, in the aggregate, have transferred 40% or more of their equity interests relative to the number of equity interests owned by the Permitted Holders, in the aggregate, immediately prior to such initial Public Offering or SPAC Transaction, the Vesting Restrictions applicable to a Participant’s Option Shares will lapse 100% on the date on which the Permitted Holders, in the aggregate, have transferred 80% of their equity interests relative to the number of equity interests owned by the Permitted Holders, in the aggregate, immediately after such initial Public Offering or SPAC Transaction and such transfer of 40% or more of their equity interests referenced in this clause (iii), as applicable.

(d) Notwithstanding anything to the contrary in Section 4.3(a) or (c) above, upon the occurrence of a Qualifying Termination (as such term is defined in a Participant’s Award Agreement), following a Change of Control, (x) all Time Vesting Options shall be subject to accelerated vesting and automatically vest and (y) any Vesting Restrictions set forth in Section 4.3(c)(i) through (iii) that remain applicable to a Participant’s Option Shares shall lapse.

ARTICLE V

GENERAL PROVISIONS

5.1 Expiration.

(a) Expiration of Term. All Options granted under the Plan shall expire at the close of business in the time zone of the Company’s headquarters on the tenth (10th) anniversary of the date of grant to the Participant of such Options (with respect to such Option, the “Term”), subject to earlier expiration as provided in this Article V.

(b) Expiration on Termination. Unless otherwise set forth in an Award Agreement or a Participant’s written agreement with the Company or any of its Subsidiaries entered into after the Effective Date, if a Participant ceases to be employed by and ceases to provide services to the Company or any of its Subsidiaries for any reason, then the portion of such Participant’s Options that have not fully vested as of the Termination Date shall expire at such time.

(c) Change of Control. Any Options that will not performance vest (or have not performance vested) upon the consummation of a Change of Control shall terminate and be canceled immediately before such Change of Control.

5.2 Exercise on Termination. Except as otherwise set forth in an Award Agreement, the portion of a Participant’s Awards that has fully vested as of such Participant’s Termination Date shall expire upon the earlier to occur of: (a) the end of the Term of the applicable Award and (b) (i) ninety (90) days after the Termination Date, if a Participant’s termination is for reasons other than those specified in subsections (ii), (iii), or (iv) herein, (ii) ninety (90) days after the Termination Date, if a Participant’s termination is due to death or due to Permanent Disability, (iii) immediately upon termination, if a Participant is terminated with Cause, and (iv) immediately upon a Participant’s breach of any of the provisions contained in Article IX or any other non-competition or other restrictive covenant agreement.

5.3 Procedure for Exercise. At any time after all or any portion of a Participant’s Awards have fully vested and prior to their expiration, a Participant may exercise all or any specified portion of such Awards by delivering written notice of exercise specifically identifying the particular Awards to the Company (an “Exercise Notice”), together with a written acknowledgment that such Participant has read and has been afforded an opportunity to ask questions of management of the Company or its Subsidiaries regarding all financial and other information provided to such Participant regarding the Company or its Subsidiaries. Unless otherwise provided in an Award Agreement, payment by the Participant in connection with any exercise shall be (a) made by a check payable to the Company or a wire transfer of immediately available funds of the amount equal to the product of the exercise price multiplied by the number of Option Shares to be acquired, and the amount of any additional federal and state income taxes or any income taxes or employee’s social security contributions arising in any jurisdiction outside the United States required to be withheld (or accounted for to appropriate revenue authorities by the Participant’s employer) by reason of the exercise of the Options (which amount shall be calculated by the Company and provided to the Participant promptly following delivery of an Exercise Notice, and which shall be subject to later adjustment by the Company (with a corresponding payment by or refund to the Participant) in the event that any such adjustment is required), and (b) due in full from the Participant at the same time as delivery of the Exercise Notice (with the portion representing taxes or contributions due within two (2) business days of the date on which the Company informs the Participant in writing of the amount of such items pursuant to the provisions of this Section 5.3). For United States federal income tax purposes, the Company intends to treat Awards as exercised at the time the Company issues the applicable Option Shares to the Participant.

5.4 Representations on Exercise.

(a) Representations. In connection with any exercise of any Award and the issuance of Option Shares thereunder (other than pursuant to an effective registration statement under the Securities Act), the Participant shall, by the act of delivering the Exercise Notice (and without any further action on the part of the Participant), represent and warrant to the Company that as of the time of such exercise, the Participant:

(i) has such knowledge and experience in financial and business matters so as to be capable of evaluating the risks of the Participant’s investment in the Option Shares, and the Participant is able to bear the economic risk of the investment in the Option Shares for an indefinite period of time because the Option Shares is subject to the transfer restrictions contained in the Stockholders Agreement and has not been registered under the Securities Act or the securities laws of any state or other jurisdiction or foreign nation and, therefore, cannot be resold, pledged, assigned or otherwise disposed of, unless they are subsequently registered under the Securities Act and under the applicable securities laws of certain states or foreign nations or unless an exemption from such registration is available;

(ii) is or was an officer, director, employee, consultant or advisor of the Company or one of its Subsidiaries;

(iii) has had an opportunity to ask questions and receive responses concerning the terms and conditions of the offering of the Option Shares to be acquired by the Participant hereunder and has had full access and the opportunity to review such other information as the Participant has requested;

(iv) acknowledges that the Option Shares is subject to the restrictions described herein and in the Stockholders Agreement, and the Participant has received and reviewed a copy of the Stockholders Agreement;

(v) acknowledges that any certificate representing the Option Shares shall include such legend(s) as are set forth in the Stockholders Agreement; and

(vi) acknowledges that the Company will rely upon the accuracy and truth of the foregoing representations in this Section 5.4 and hereby consents to such reliance.

(b) General. In connection with any exercise of any Award, the Participant shall make such additional customary investment representations as the Company may require, and the Participant shall execute such documents necessary for the Company to perfect exemptions from registration under federal and state securities laws as the Company may reasonably request.

5.5 Non-Transferability.

(a) All Awards are personal to a Participant and are not Transferable by such Participant, other than by will or pursuant to applicable laws of descent and distribution; provided that no such Transfer by will or pursuant to applicable laws of descent and distribution shall be effective until the later of (i) twenty (20) days following the date that the Company receives written notice of such Transfer and (ii) unless otherwise agreed by the Board, the Company’s receipt of a written certification from each transferee stating that such Person is a “citizen of the United States” in accordance with 49 U.S.C. §§ 40102(a)(15) and 41102. Only a Participant, the Participant’s estate or personal representatives or heirs are entitled to exercise any Award. All Option Shares issued pursuant to the exercise of any Award shall not be Transferable except as permitted pursuant to the terms of the Stockholders Agreement. Any attempted Transfer of Awards or Option Shares issued upon exercise thereof which is not specifically permitted under the Plan or the Stockholders Agreement shall be null and void.

(b) No Participant shall make any Transfer prohibited by this Section 5.5 either directly or indirectly. Any Transfer or attempted Transfer in violation of this Section 5.5(b) shall be null and void.

(c) The Company shall issue, in the name of each Participant to whom Option Shares has been granted or sold, stock certificates representing the total number of Option Shares granted or sold to such Participant, as soon as reasonably practicable after such grant or sale and deliver copies thereof.

5.6 Rights as a Stockholder. A Participant holding an Award shall not have any rights as a stockholder with respect to any Option Shares issuable upon exercise thereof until the date on which a stock certificate is issued to such Participant representing such Option Shares.

5.7 Change of Control. Except as otherwise set forth in an Award Agreement and notwithstanding anything to the contrary contained herein, subject to Section 5.1(c), immediately prior to the consummation of a Change of Control, the Board may (in its sole discretion), with respect to any or all of the Awards that are outstanding at such time, take any of the following actions (consistent with the requirements of Section 409A of the Code): (a) accelerate the vesting of any unvested Awards, (b) provide for the assumption, substitution or continuation of such Awards, (c) if the Market Value per Share of the underlying Option Shares as of the consummation of the Change of Control exceeds the exercise price associated with such Awards, cash out all or any portion of such Awards in exchange for the Aggregate Spread, and (d) if the Market Value per Share of the underlying Option Shares as of the consummation of the Change of Control is less than the exercise price associated with such Awards, unilaterally terminate all or any portion of such Awards for no consideration. All unvested Awards that are not assumed, substituted or continued will be terminated upon the consummation of a Change of Control.

ARTICLE VI

JOINDERS

Receipt of any Award shall constitute agreement by the Participant receiving such Award to be bound by all of the terms and conditions of the Stockholders Agreement, including with respect to the Option Shares, or any other Company capital stock, issuable to or held by such Participant. In furtherance thereof, upon the receipt of any Award, and without any further required action of the Participant, the Company or any other Person, the Participant shall automatically become a party to the Stockholders Agreement as a Manager and all Option Shares, or any other Company capital stock issuable to or held by such Participant, shall be deemed Management Shares thereunder and Participant shall execute a joinder to the Stockholders Agreement. All of the terms of the Stockholders Agreement are incorporated herein by reference.

ARTICLE VII

REPURCHASE OF SHARES

7.1 Repurchase Option. In the event that a Participant is no longer employed by and no longer provides services to the Company and its Subsidiaries for any reason or in the event the Participant takes any action prohibited by Article IX or any other noncompetition or other restrictive covenant agreement, all Option Shares issued or issuable to such Participant will be subject to repurchase by the Company and any Company designee (solely at the designee’s option), by delivery of one or more Repurchase Notices within the time periods set forth below, pursuant to the terms and conditions set forth in this Article VII (the “Repurchase Option”). The Repurchase Option shall terminate upon the occurrence of an initial Public Offering or SPAC Transaction.

7.2 Terminations; Restrictive Covenant Violations.

(a) Unless otherwise specified in an Award Agreement, if a Participant is no longer employed by and no longer provides services to the Company and any of its Subsidiaries as a result of such Participant’s (i) termination other than for Cause or (ii) resignation under circumstances where Cause does not exist, the Company may elect to purchase all (but not less than all) of the Option Shares issued or issuable to such Participant at a price per share equal to the Market Value per Share as of the anticipated date of the Repurchase Closing (as defined below).

(b) Unless otherwise specified in an Award Agreement, (i) if a Participant is no longer employed by and no longer provides services to the Company or any of its Subsidiaries as a result of such Participant’s termination for Cause or resignation under circumstances where Cause exists, or (ii) in the event that a Participant takes any action prohibited by Article IX or any other noncompetition or other restrictive covenant agreement, the Company may elect to purchase all (but not less than all) of the Option Shares issued or issuable to such Participant at a price per share equal to the lower of the Market Value per Share as of the anticipated date of the Repurchase Closing and the Original Value thereof; provided, that, if a Participant takes such prohibited action as specified in clause (ii) hereof after the Company (or any of the designees, if applicable) pays the repurchase price for such Option Shares, then the Participant shall repay to the Company (or such designee, if applicable) any amounts paid in excess of that contemplated by the preceding clause.

7.3 Designees’ Right to Buy.

(a) If for any reason the Company does not elect to purchase all of the Option Shares (issued or issuable to a particular Participant) pursuant to the Repurchase Option pursuant to one or more Repurchase Notices, each designee will be entitled to exercise the Repurchase Option up to an amount equal to the percentage represented by a fraction whose (i) numerator equals the total number of outstanding shares of Common Stock held by such designee or its Affiliates as of immediately prior to giving effect to such repurchase, and (ii) denominator equals the total number of outstanding shares of Common Stock held by all the designees and their Affiliates as of immediately prior to giving effect to such repurchase (the “Repurchase Percentage”) in the manner set forth in this Section 7.3, for the Option Shares that the Company has not elected to purchase (the “Available Shares”). As soon as practicable after the Company has determined that there will be Available Shares, the Company shall give written notice (each, an “Option Notice”) to each designee setting forth the number of Available Shares and the price for each Available Share as determined pursuant to the provisions of this Article VII.

(b) Each designee may elect to purchase up to its respective Repurchase Percentage of the Available Shares by delivering written notice (an “Election Notice”) to the Company within five (5) days after receipt of the Option Notice from the Company (the “Initial Election Notice Date”). In the event that an designee purchases less than its Repurchase Percentage of the

Available Shares, then the Company shall provide notice to the other designee within five (5) days of the Initial Election Notice Date, and the other designee shall be entitled to purchase all or any portion of the remaining Available Shares by providing an Election Notice to the Company within five (5) days of such designee’s receipt of the written notice from the Company.

(c) As soon as practicable, and in any event within five (5) days after the expiration of the latest time period set forth in Section 7.3(b), the Company shall notify the holder(s) of Option Shares as to the number of shares being purchased from such holder(s) by the designee(s) (each, a “Supplemental Repurchase Notice”). At the time the Company delivers a Supplemental Repurchase Notice to the holder(s) of Option Shares, the Company shall also deliver written notice to the participating designee(s) setting forth the number of shares that the Company and the participating designee(s) will acquire, the aggregate purchase price and the time and place of the closing of the transaction.

7.4 Repurchase Procedures. Pursuant to the Repurchase Option, the Company may elect to exercise the right to purchase all or any portion of the Option Shares issued to a Participant by delivering written notice or notices (each, a “Repurchase Notice”) to the holder or holders of such Option Shares at any time and from time to time no later than two years after the later of (a) the date upon which the Company became aware that it was entitled to exercise the Repurchase Option pursuant to Section 7.1, and (b) the date that is six months plus one day after the acquisition of Option Shares by the Participant; provided that such periods may be tolled in accordance with Section 7.6. Each Repurchase Notice will specifically identify the Option Shares to be acquired from such holder(s) (including whether such shares are issuable upon exercise of Options) and the time and place for the closing of the transaction (each, a “Repurchase Closing”).

7.5 Closing of Repurchase. The closing of the transactions contemplated by this Article VII will take place as soon as reasonably practicable, and in any event not later than thirty (30) days after delivery of the applicable Repurchase Notice or Supplemental Repurchase Notice, as the case may be (provided, that, such time shall be extended as necessary to comply with the requirements of the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, or other applicable legal requirements), at the principal office of the Company, or at such other time and location as the parties to such purchase may mutually determine. The Company and/or the designee(s), as the case may be, will pay for the Option Shares to be purchased pursuant to the Repurchase Option by delivery of a check, wire transfer, or, at the election of the Company, a subordinated note, which subordinated note(s) (if any) would (a) bear interest at a per annum rate equal to the prime rate published in the Wall Street Journal and (b) mature upon the earlier to occur of a Change of Control and the initial Public Offering; provided, that, the Company and/or the designees, as applicable, may offset against such repurchase price any then existing documented and bona fide monetary debts owed by the Participant to the Company or its Subsidiaries, in the case of a repurchase by the Company, or to the applicable designee, in the case of a repurchase by such designee. The Company and/or the designees, as applicable, will receive customary representations and warranties from each seller regarding the sale of the Option Shares, including, but not limited to, representations that such seller has good and marketable title to the Option Shares to be Transferred free and clear of all liens, claims and other encumbrances, and the Company and/or the participating designees, as applicable, will be entitled to require all sellers’ signatures to be guaranteed by a national bank or reputable securities broker. For the avoidance of doubt, if the Market Value per Share of the Option Shares to be repurchased pursuant to an exercise of the Repurchase Option is zero, the repurchase shall nonetheless be consummated as provided herein and the Company and/or the participating designees, as applicable, shall not be required to deliver any consideration at the closing of such repurchase transaction.

7.6 Restrictions on Repurchase. Notwithstanding anything to the contrary contained in the Plan, all repurchases of Option Shares by the Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law and in the Company’s and its Subsidiaries’ debt and equity financing agreements. If any such restrictions prohibit the repurchase of Option Shares for cash and/or subordinated notes as contemplated by Section 7.5, and the designees have not elected to acquire all Option Shares which the Company and the designees have a right to repurchase pursuant to this Article VII, the time periods provided in this Article VII shall be suspended, and the Company may make such repurchases for cash and/or subordinated notes, as applicable, as soon as it is permitted to do so under such restrictions.

7.7 Power of Attorney. By virtue of the acceptance of any Award hereunder, a Participant shall be deemed to have granted the Participant’s perpetual and irrevocable power of attorney to the Company, with full right, power and authority to take all actions necessary and/or desirable on behalf of the Participant to effectuate the provisions of Article VII and the provisions of the Stockholders Agreement, with respect to all Option Shares owned by the Participant and acquired by the Participant hereunder.

ARTICLE VIII

COMPLIANCE WITH LAWS

Each Award shall be subject to the requirement that if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such Award upon any securities exchange or under any state or federal securities or other law or regulation or the consent or approval of any governmental regulatory body is necessary or desirable as a condition to or in connection with the granting of such Award or the issuance or purchase of shares thereunder, no such Award may be exercised or paid in Common Stock, in whole or in part, unless such listing, registration, qualification, consent or approval (a “Required Listing”) shall have been effected or obtained and the holder of the Award, will supply the Company with such certificates, representations and information as the Company shall request which are reasonably necessary or desirable in order for the Company to obtain such Required Listing, and shall otherwise cooperate with the Company in obtaining such Required Listing. In the case of officers and other persons subject to Section 16(b) of the Exchange Act, the Board may at any time impose any limitations upon the exercise of an Award which, in the Board’s discretion, are necessary or desirable in order to comply with Section 16(b) of the Exchange Act and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Awards may be exercised, the Board may, in its discretion and without the consent of the holders of any such Awards, so reduce such period on not less than ten (10) days’ written notice to the holders thereof.

ARTICLE IX

RESTRICTIVE COVENANTS

The Company and its Subsidiaries operate in a highly sensitive and competitive commercial environment. As part of their employment and/or service with the Company and its Subsidiaries, the Participants will be exposed to highly confidential and sensitive information regarding the Company’s and its Subsidiaries’ business operations, including corporate strategy, pricing and other market information, know-how, trade secrets, and valuable customer, supplier, strategic partner, licensee, licensor, lessor, regulatory and employee relationships. It is critical that the Company take all necessary steps to safeguard its legitimate protectable interests in such information and to prevent any of its Competitors or any other persons from obtaining any such information. Therefore, as consideration for the Company’s agreement to award Awards to a Participant, each Participant affirms any and all restrictive covenants to which the Participant is bound, including any such covenants contained within an Award Agreement, employment agreement, offer letter, severance agreement or other letter agreement between the Company or any of its Subsidiaries and the Participant, and the Participant acknowledges and agrees that any and all such restrictive covenants are hereby incorporated within the Plan.

ARTICLE X

OTHER PROVISIONS

10.1 Indemnification. No member of the Board, nor any person to whom administrative or ministerial duties have been delegated, shall be personally liable for any action, interpretation or determination made with respect to the Plan or Awards made thereunder, and each member of the Board shall be fully indemnified and protected by the Company with respect to any liability he or she may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law and to the extent provided in the Company’s Certificate of Incorporation and Bylaws, as amended from time to time, or under any agreement between any such Board member and the Company.

10.2 Termination and Amendment. The Board at any time may suspend or terminate the Plan and make such additions or amendments as it deems advisable under the Plan; provided that, the Board may not change any of the terms of the Plan or an Award Agreement in a manner materially adverse to a Participant without the prior written approval of such Participant; provided, further, that to the extent the Board amends the Plan in a manner materially adverse to a Participant without such Participant’s consent, such Participant shall continue to be bound and governed by the terms of the Plan as in effect prior to such amendment.

10.3 Taxes. Subject to Section 5.3, the Company shall have the right to require the Participants or their beneficiaries or legal representatives to remit to the Company an amount sufficient to satisfy the Participant’s minimum federal, state, local and foreign withholding tax requirements, as applicable, or to deduct from all payments under the Plan amounts sufficient to satisfy such minimum withholding tax requirements. Whenever payments under the Plan are to be made to a Participant in cash, such payments shall be net of any amounts sufficient to satisfy all federal, state, local and foreign withholding tax requirements, as applicable.

10.4 Notices. Notices required or permitted to be made under the Plan shall be in writing and shall be deemed given, delivered and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile prior to 5:00 p.m. (New York time) on a business day, (b) the business day after the date of transmission, if such notice or communication is delivered via facsimile later than 5:00 p.m. (New York time) on any business day and earlier than 11:59 p.m. (New York time) on the day preceding the next business day, (c) one (1) business day after when sent, if sent by nationally recognized overnight courier service (charges prepaid) or (d) upon actual receipt by the person to whom such notice is required to be given. All notices shall be addressed (i) to a Participant at such Participant’s address as set forth in the books and records of the Company and its Subsidiaries or (ii) to the Company or the Board at the principal office of the Company clearly marked “Attention: Board of Directors”.

10.5 Severability. In the event that any provision of the Plan would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions of the Plan are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision of the Plan.

10.6 Prior Agreements. Except as expressly stated otherwise, no provision of any employment, severance, incentive award, or other similar agreement entered into by a Participant (on the one hand) and the Company or its Subsidiaries (on the other hand) prior to the Effective Date shall modify or have any effect in any manner on any provision of the Plan or any term or condition of any Award Agreement to which such Participant is a party. Without limiting the generality of the foregoing, any provision in any such agreement that purports to apply in any manner to options, stock, equity-based awards or the like shall not apply to or have any effect on any Awards under the Plan.

10.7 Governing Law and Forum. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any dispute relating hereto shall be heard in the state or federal courts of Delaware, and the parties agree to jurisdiction and venue therein.

10.8 Waiver of Jury Trial. EACH PARTICIPANT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THE PLAN IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTICIPANT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTICIPANT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTICIPANT ACKNOWLEDGES AND AGREES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTICIPANT HAS

REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTICIPANT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) IT MAKES THIS WAIVER VOLUNTARILY; AND (d) IT HAS BEEN INDUCED TO ENTER INTO ITS RESPECTIVE AWARD AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.8.

10.9 Construction. The words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation.” Where specific language is used to clarify by example a general statement contained herein (such as by using the words “such as”), such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. Whenever required by the context, any pronoun used in the Plan shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

10.10 Section 409A Compliance. It is the intention of the Company and the Board that the Plan not be subject to the provisions of Section 409A of the Code, as in effect as of the Effective Date or as subsequently modified, or to the extent subject to such provisions, then to comply in all material respects with such provisions. In the event that Section 409A would impose a detriment on the Participants, taken as a whole, with respect to Awards under the Plan, then the Board shall consider in good faith modifications or amendments to the Plan intended to eliminate or ameliorate such detriment; provided that, in no event shall the Board be required to modify or amend the Plan in a manner adverse to the Company; provided, further, that, in no event shall the Company or its Affiliates be responsible for any taxes or penalties incurred by a Participant for amounts and/or benefits received pursuant to the Plan.

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